Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-112574 on Form S-3 of The Cincinnati Gas & Electric Company of our report dated June 26, 2006 on the Combined Financial Statements of Midwest Asset Group as of and for the year ended December 31, 2005, appearing in this Current Report on Form 8-K/A of The Cincinnati Gas & Electric Company d/b/a Duke Energy Ohio, Inc.

DELOITTE & TOUCHE LLP

Houston, Texas

June 26, 2006